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                                                                   EXHIBIT 99.7

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Lanier Bank & Trust Company
Cumming, Georgia

  We have audited the accompanying balance sheets of Lanier Bank & Trust Company as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Lanier Bank & Trust Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lanier Bank & Trust Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

  The accompanying financial statements as of and for the year ended
December 31, 1997, have been prepared assuming Lanier Bank & Trust Company will continue in existence in its current corporate structure and retain its bank charter. As discussed in Note B, on December 16, 1997, Lanier Bank & Trust Company entered into a definitive agreement to be merged into another financial institution. These financial statements do not include any adjustments that might result from Lanier Bank & Trust Company being merged into or acquired by another entity.

                                          Bricker & Melton, P.A.

January 16, 1998
Duluth, Georgia